Exhibit 99.1

Rex Energy Announces Fourth Quarter and Full-Year 2011

Operational and Financial Results, Provides Revised

2012 Capital Budget and Operational Update

•	Full-year 2012 capital expenditure plan reduced by 18%

•	Dry-gas capital expenditures reduced by 65%

•	Voll Compressor Station commissioned, increases Sarsen Plant capacity to 40 MMcf/d

•	First Utica Shale well in the Warrior Prospect expected to be spud in April

•	Cheeseman #1H Utica Shale well recently connected to pipeline, first sales expected March 1st

•	ASP injection of Perkins-Smith Unit on schedule for second quarter

STATE COLLEGE, PA, February 21, 2012 (GLOBE NEWSWIRE) – Rex Energy Corporation (Rex Energy or the company) (Nasdaq: REXX) today announced its fourth quarter 2011 and full-year 2011 operational and financial results and provided its updated 2012 capital budget and revised guidance.

Fourth Quarter Operational and Financial Results

Operating revenue from continuing operations was $31.7 million for the fourth quarter 2011, which is an increase of 63% over the same period of 2010. Commodity revenues, including cash settled derivatives, were $33.2 million, of which 57% was attributable to oil and natural gas liquids and 43% was attributable to natural gas. Realized prices for oil, including cash-settled derivatives, were $90.32 per barrel. Realized prices for natural gas, including cash-settled derivatives, were $4.57 per Mcf and realized prices for NGLs were $54.10 per barrel, which was 58% of the average quoted NYMEX price for the fourth quarter.

Production and lease operating expenses from continuing operations for the fourth quarter 2011 were $9.1 million, which is an increase of 40% over the fourth quarter 2010. The increase in production and lease operating expense is primarily the result of growth in the number of producing wells in the Appalachia Basin. Cash general and administrative expenses from continuing operations were $4.7 million, a 12% increase over the fourth quarter of 2010.

Net income from continuing operations for the fourth quarter 2011 was $1.1 million, or $0.03 per share. Loss from discontinued operations for the fourth quarter 2011 was $4.3 million, or $0.10 per share. EBITDAX from continuing operations, a non-GAAP measure, was $19.8 million for the fourth quarter. This was an increase of 3% over the third quarter of 2011 and an increase of 139% over the fourth quarter 2010. A reconciliation between EBITDAX and GAAP net income is presented in the financial highlights attached to this release.

The company incurred impairment expenses of $11.7 million from continuing operations in the fourth quarter 2011 related to the write-down of the company’s legacy conventional shallow-well natural gas properties in the Appalachia Basin.

Full-Year 2011 Financial and Operational Results

Operating revenues from continuing operations for the full-year 2011 were $114.6 million, which is an increase of 67% over full year 2010 operating revenues. Commodity revenues, including cash-settled derivatives, were $118.1 million for the full year 2011, of which 62% was attributable to oil and natural gas liquids and 38% was attributable to natural gas. Realized prices for oil, including cash-settled derivatives were $90.50 per barrel. Realized prices for natural gas, including cash-settled derivatives were $5.05 per Mcf and realized prices for NGLs were $53.66 per barrel, which was 56% of the average quoted NYMEX oil price for 2011.

For the full-year 2011, production and lease operating expenses from continuing operations were $33.1 million, which is an increase of 34% over full year 2010. The increase is attributable to the company’s growing number of producing wells in the Appalachia Basin. Cash general and administrative expenses from continued operations were $22.0 million, increasing from $16.2 million in 2010.

Net income from continuing operations for the full-year 2011 was $18.1 million, or $0.41 per share. Loss from discontinued operations for the full-year 2011 was $33.5 million, or $0.76 per share. EBITDAX from continuing operations, a non-GAAP measure, was $64.5 million for the full year 2011, representing an increase of 139% over the full-year 2010.

2011 Capital Expenditures

Capital expenditures for the full-year 2011 totaled $302.4 million with $24.0 million attributable to discontinued operations in the company’s Niobrara shale area. This is above the company’s previously issued guidance of $270.0 million. The increase above previous guidance was due to the acceleration of leasing activity in the Warrior Prospect, additional costs related to drilling and completion in the Appalachia Basin and capital expenditures related to the Niobrara shale area.

The following table shows a breakdown of the company’s 2011 capital expenditures ($ in millions):

Illinois Basin
Tertiary Recovery Projects	$4.0
Other Capital Expenditures	9.3

Total Illinois Basin	$13.3

Appalachia Basin
Operated Drilling and Exploitation	$103.5
Non-Operated Drilling and Exploitation	55.4
Midstream	23.2
Other Capital Expenditures	5.2
Leasing and Acreage Acquisitions	76.8

Total Appalachia Basin	$264.1

Corporate Capital Expenditures	$1.0

Total Capital Expenditures from Continuing Operations	$278.4

Rockies Basin
Other Capital Expenditures	$22.1
Leasing	1.9

Total Capital Expenditures from Discontinued Operations	$24.0

Total 2011 Capital Expenditures	$302.4

Revised 2012 Capital Expenditure Budget

Given the recent weakness in natural gas prices, the company is reducing and reallocating its capital expenditure budget for 2012 into its more liquids-rich areas. With the changes outlined below, the company will now have 85% of its total capital budget allocated to its oil and liquids-rich project areas.

In the Butler County operated areas of Pennsylvania, the capital program targeting the dry gas portion of the Utica Shale has been reduced from drilling three gross (2.1 net) wells and completing one gross (0.7 net) well to drilling one gross (0.7 net) Utica Shale well. The capital from the remaining two gross (1.4 net) Utica shale wells will be used to drill two gross (1.4 net) Marcellus Shale wells, which are in the liquids-rich zone. In addition, the company plans to drill and complete one gross (0.7 net) Upper Devonian/Rhinestreet Shale well. The Rhinestreet Shale lies approximately 400 feet above the Burkett Shale and is 130 feet thick in the Butler County area. Based on log analysis, the Rhinestreet Shale appears to be similar to the Marcellus and Burkett Shales in terms of organic carbon content and porosity. Since the Rhinestreet Shale is approximately 400 and 600 feet shallower than the Burkett and Marcellus Shales, respectively, the company anticipates it will produce at a higher liquids content than either of the deeper plays.

In the company’s non-operated areas of Westmoreland, Clearfield and Centre Counties, Pennsylvania, where WPX Energy serves as the operator, the company has reduced the number of wells expected to be drilled from the previously announced 17 gross (6.8 net) wells to 7 gross (2.8 net) wells. Rex Energy has also reduced the number of wells expected to be fracture stimulated in 2012 from the previously announced 16 gross (6.4 net) wells to 1 gross (0.4 net) wells. The number of wells expected to be placed into service during 2012 has also been reduced from the previously announced 16 gross (6.4 net) to zero. The company expects to have 10 gross (4.0 net) wells drilled and awaiting completion in the non-operated area at the end of 2012. Midstream capital in these areas was reduced from $9.0 million to $5.0 million. Total capital in the Westmoreland, Clearfield and Centre County non-operated areas has been reduced from $56.4 million to $22.0 million or 61%.

More information on the 2012 revised capital budget is available in the company’s current corporate presentation, which can be viewed through the company’s website www.rexenergy.com.

The company has provided a revised operational capital budget in the table below ($ in millions):

Illinois Basin
Tertiary Recovery Projects	$8.4
Development and Drilling	2.0
Facilities and HS&E	10.7

Total Illinois Basin	$21.1

Appalachia Basin
Operated Drilling and Exploitation	$102.6
Non-Operated Drilling and Exploitation	17.0
Facilities and HS&E	4.1
Midstream	10.0

Total Appalachia Basin	$133.1

Corporate Capital Expenditures	$0.5

Total 2012 Capital Expenditures	$155.3

First Quarter and Revised Full Year 2012 Guidance

Rex Energy has provided its revised guidance for the first quarter of 2012 and full year 2012:

$ in Millions	1Q2012	Previous Full Year 2012	Revised Full Year 2012
Average Daily Production	56.0 – 60.0 MMcfe/d	66.0 – 72.0 MMcfe/d	63.0 – 68.0 MMcfe/d
Lease Operating Expense	$11.0 - $12.0	$50.0 - $55.0	$50.0 - $55.0
Cash G&A	$5.0 - $6.0	$20.0 - $24.0	$20.0 - $24.0
Capital Expenditures	N/A	$189.7	$155.3

Operational Update

Appalachia Basin - Butler County, Pennsylvania Operated Area

In the Butler operated area, the company’s midstream partner, Keystone Midstream Services, has commissioned the Voll Compressor Station which will increase the inlet capacity of the Sarsen plant by 6 MMcf/d. This increase of inlet capacity is expected to bring the Sarsen plant to its fully rated capacity of 40 MMcf/d.

Keystone Midstream also remains on schedule to commission the Bluestone cryogenic processing plant in May of this year. Bluestone will have a full inlet capacity of 50 MMcf/d and will not require additional field compression.

Rex Energy has completed pipeline construction to its first Utica Shale test well in Butler County, the Cheeseman #1H. The well is expected to have first sales by March 1st. Updated well information will be provided on the company’s first quarter call.

The company has recently fracture stimulated and placed into service the remaining four wells on the seven well Grosick pad. The company expects to provide an update on the Grosick pad during its first quarter conference call. The company has also completed drilling activities on the two well Plesniak pad, and the wells are currently awaiting completion.

Appalachia Basin - Warrior Prospect, Carroll County, Ohio

In the Warrior Prospect, Rex Energy is expecting to spud its first Utica Shale well in April and anticipates completion results to be available during the second quarter conference call in August. The locations of the first two wells have been disclosed in the company’s current corporate presentation under its Warrior Prospect section.

To date the company has closed on approximately 13,700 net acres of the previously announced 15,000 net acres. The remaining acreage is expected to close during the first quarter of the year.

Appalachia Basin - Westmoreland, Clearfield, and Centre Counties Non-Operated Area

In the company’s non-operated area in Westmoreland County, Pennsylvania, where WPX Energy serves as the operator, WPX has completed drilling operations on the three well Corbett pad. The drilling rig is currently moving onto the Gera pad, where it will drill one well. There are currently no additional completion operations planned.

In the Westmoreland County non-operated area, the seven previously announced wells on the Marco #1 pad and the National Metals #1 pad had combined average 60 day sales rates of 4.1 MMcf/d per well. These results are approximately 41% above the company’s current 30 day rate (3.1 MMcf/d) and 56% above the company’s current 60 day rate (2.6 MMcf/d) given for a 4.2 Bcf well type curve for this area. WPX continues to increase sales rates in the Westmoreland County area, with average gross sales rates of approximately 65.2 MMcf/d in the Westmoreland field during the month of January.

Illinois Basin - ASP Project Update

In Rex Energy’s ASP project areas in the Illinois Basin, the company continues to move forward with its expansion into the 58 acre Perkins-Smith area. The company expects to begin ASP flooding of the Perkins-Smith project in the second quarter. In the 351 acre high impact Delta Unit, the company is in the process of completing technical work in preparation for its planned tracer injection surveying in the third quarter and ASP injection in the second quarter of 2013.

Midstream and Niobrara Asset Divestiture

The company is progressing with its divestiture plans for its Rockies assets and Butler midstream assets. The company expects these sales to close during the first half of 2012 and provide the company with an estimated $90-$110 million of liquidity.

Conference Call Information

Management will host a live conference call and webcast on Wednesday, February 22, 2012 at 10:00 a.m. ET to review fourth quarter and full year 2011 financial results and operational highlights. The company’s independent auditors are completing their audit for full year 2011 and, accordingly, all financial results contained in this release and discussed on the fourth quarter conference call will remain subject to their review. The telephone number to access the conference call is (877) 849-6312. Presentation slides containing reference materials for the call and webcast will be available on the company’s website, www.rexenergy.com. Once on the homepage, select “Investor Relations” and then “Events and Presentations.” The replay of the event and reference materials will be available on the company’s website through March 23, 2012.

About Rex Energy Corporation

Rex Energy is headquartered in State College, Pennsylvania and is an independent oil and gas exploration and production company operating in the Appalachian and Illinois Basins within the United States. The company’s strategy is to pursue its higher potential exploration drilling prospects while acquiring oil and natural gas properties complementary to its portfolio.

The operational updates in the press release are reflected in the company’s March 2012 corporate presentation, which is available on the Rex Energy website www.rexenergy.com under the Events & Presentations section of the Investor Relations homepage.

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Forward-Looking Statements

Except for historical information, statements made in this release, including those relating to the company’s plans and expectations for its 2012 capital expenditures budget, first quarter 2012 and full year 2012 financial guidance and projections, timing and design of the Bluestone cryogenic processing plant, timing of sales from the Cheeseman well, timing and nature of Utica Shale development plans, drilling and completion schedules for 2012, anticipated fracture stimulation activities, the ASP pilot and expansion plans in the Illinois Basin, and anticipated timing of, and estimated proceeds for, the potential divestitures of the company’s midstream and Niobrara assets are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements typically contain words such as “expected”, “expects”, “scheduled”, “planned”, “plans”, “anticipates” and similar words. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the company’s future performance are subject to a wide range of business risks and uncertainties. There is no assurance that these goals and projections can or will be met and investors are cautioned not to rely on these forward-looking statements. A number of factors could cause actual results to differ materially from those in the forward-looking statements, including (without limitation) the following:

•	adverse economic conditions in the United States and globally;

•	the difficult and adverse conditions in the domestic and global capital and credit markets;

•	domestic and global demand for oil and natural gas;

•	sustained or further declines in the prices the company receives for oil and natural gas;

•	the effects of government regulation, permitting and other legal requirements;

•	the geologic quality of the company’s properties with regard to, among other things, the existence of hydrocarbons in economic quantities;

•	uncertainties about the estimates of the company’s oil and natural gas reserves;

•	the company’s ability to increase production and oil and natural gas income through exploration and development;

•	the company’s ability to successfully apply horizontal drilling techniques and tertiary recovery methods;

•	the number of well locations to be drilled, the cost to drill and the time frame within which they will be drilled;

•	the effects of adverse weather on operations;

•	drilling and operating risks;

•	the ability of contractors to timely and adequately perform their drilling, construction, well stimulation, completion and production services;

•	the availability of equipment, such as drilling rigs and transportation pipelines;

•	changes in the company’s drilling plans and related budgets;

•	the adequacy of capital resources and liquidity including (without limitation) access to additional borrowing capacity;

•	uncertainties relating to the potential divestitures of the Niobrara and midstream assets, including the ability to reach agreements with potential purchasers on terms acceptable to the company; and

•	uncertainties associated with our legal proceedings and the outcome.

The company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on the company’s risks and uncertainties is available in the company’s filings with the Securities and Exchange Commission.

The company’s internal estimates of reserves may be subject to revision and may be different from estimates by the company’s external reservoir engineers at year end. Although the company believes the expectations and forecasts reflected in these and other forward-looking statements are reasonable, it can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.

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For more information, please visit our website or contact:

www.rexenergy.com

Tom Stabley

Chief Executive Officer and Chief Financial Officer

(814) 278-7215

tstabley@rexenergycorp.com

Jesse Carl

Financial Analyst

(814) 278-7045

jcarl@rexenergycorp.com

REX ENERGY CORPORATION

CONSOLIDATED BALANCE SHEETS

($ in Thousands)

	December 31, 2011 (Unaudited)	December 31, 2010
ASSETS
Current Assets
Cash and Cash Equivalents	$11,796	$11,008
Accounts Receivable	17,717	28,849
Short-Term Derivative Instruments	10,404	4,564
Inventory, Prepaid Expenses and Other	1,191	1,327
Assets Held For Sale	24,808	47,884

Total Current Assets	65,916	93,632
Property and Equipment (Successful Efforts Method)
Evaluated Oil and Gas Properties	349,938	223,558
Unevaluated Oil and Gas Properties	123,241	64,115
Other Property and Equipment	43,542	42,178
Wells and Facilities in Progress	66,548	35,054
Pipelines	4,408	4,080

Total Property and Equipment	587,677	368,985
Less: Accumulated Depreciation, Depletion and Amortization	(107,433)	(93,062)

Net Property and Equipment	480,244	275,923
Restricted Cash	25	16,111
Intangible Assets and Other Assets – Net	3,380	1,570
Equity Method Investments	41,683	18,399
Long-Term Deferred Tax Assets	1,727	—
Long-Term Derivative Instruments	8,576	1,450

Total Assets	$601,551	$407,085

LIABILITIES AND EQUITY
Current Liabilities
Accounts Payable	$41,558	$46,192
Accrued Expenses	15,681	8,691
Short-Term Derivative Instruments	2,363	1,860
Current Deferred Tax Liability	2,141	1,908
Liabilities Related to Assets Held For Sale	1,622	4,686

Total Current Liabilities	63,365	63,337
Senior Secured Line of Credit and Long-Term Debt	225,138	10,120
Long-Term Derivative Instruments	1,275	1,517
Long-Term Deferred Tax Liability	84	5,930
Other Deposits and Liabilities	744	4,283
Future Abandonment Costs	18,670	17,222

Total Liabilities	$309,276	$102,409

Stockholders’ Equity
Common Stock, $.001 par value per share, 100,000,000 shares authorized and 44,859,220 shares issued and outstanding on December 31, 2011 and 44,306,677 shares issued and outstanding on December 31, 2010.	44	44
Additional Paid-In Capital	376,843	373,856
Accumulated Deficit	(84,887)	(69,519)

Rex Energy Stockholders’ Equity	292,000	304,381
Noncontrolling Interests	275	295

Total Stockholders’ Equity	292,275	304,676

Total Liabilities and Stockholders’ Equity	$601,551	$407,085

REX ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in Thousands, Except per Share Data)

	Quarter Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
OPERATING REVENUE
Oil and Natural Gas Sales	$30,792	$18,758	$111,879	$67,224
Other Revenue	889	706	2,727	1,539

TOTAL OPERATING REVENUES	$31,681	$19,464	$114,606	$68,763

OPERATING EXPENSES
Production and Lease Operating Expenses	9,061	6,474	33,116	24,656
General and Administrative Expense	5,032	3,974	23,636	17,141
(Gain) Loss on Disposal of Assets	38	98	502	(16,395)
Impairment Expense	11,703	5,295	14,631	8,863
Exploration Expense	304	152	2,507	2,578
Depreciation, Depletion, Amortization and Accretion	8,720	6,595	28,361	21,806
Other Operating Expense	1,017	480	2,569	1,341

TOTAL OPERATING EXPENSES	$35,875	$23,068	$105,322	$59,990

INCOME (LOSS) FROM OPERATIONS	$(4,194)	$(3,604)	$9,284	$8,773

OTHER INCOME (EXPENSE)
Interest Income	—	11	10	68
Interest Expense	(986)	(309)	(2,019)	(1,070)
Gain (Loss) on Derivatives, net	6,128	(3,985)	18,916	6,055
Other Income (Expense)	17	(154)	79	(321)
Gain (Loss) on Equity Method Investments	246	(158)	81	(200)

TOTAL OTHER INCOME (EXPENSE)	$5,405	$(4,595)	$17,067	$4,532

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAX	1,211	(8,199)	26,351	13,305
Income Tax (Expense) Benefit	(62)	3,086	(8,270)	(5,500)

INCOME (LOSS) FROM CONTINUING OPERATIONS	$1,149	$(5,113)	$18,081	$7,805
Loss From Discontinued Operations, Net of Income Taxes	(4,263)	(1,447)	(33,457)	(2,022)

NET INCOME (LOSS)	(3,114)	(6,560)	(15,376)	5,783
Net Income (Loss) Attributable to Noncontrolling Interests	7	(45)	(7)	(253)

NET INCOME (LOSS) ATTRIBUTABLE TO REX ENERGY	$(3,121)	$(6,515)	$(15,369)	$6,036

Earnings per common share:
Basic – net income (loss) from continuing operations attributable to Rex common shareholders	$0.03	$(0.12)	$0.41	$0.19
Basic – net loss from discontinued operations attributable to Rex common shareholders	(0.10)	(0.03)	(0.76)	(0.05)

Basic – net income (loss) attributable to Rex common shareholders	$(0.07)	$(0.15)	$(0.35)	$0.14
Basic – weighted average shares of common stock outstanding	44,026	43,447	44,381	43,558

Diluted – net income (loss) from continuing operations attributable to Rex common shareholders	$0.03	$(0.12)	$0.41	$0.18
Diluted – net loss from discontinued operations attributable to Rex common shareholders	(0.10)	(0.03)	(0.76)	(0.05)

Diluted – net income (loss) attributable to Rex common shareholders	$(0.05)	$(0.15)	$(0.35)	$0.13
Diluted – weighted average shares of common stock outstanding	44,567	43,447	44,476	43,670

REX ENERGY CORPORATION

CONSOLIDATED OPERATIONAL HIGHLIGHTS

(Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Oil and gas sales (in thousands):
Oil sales	$15,967	$14,446	$63,515	52,577
Natural gas sales	11,943	3,946	38,161	13,789
Natural gas liquid sales	2,882	366	10,203	859
Cash-settled derivatives:
Crude oil	(23)	(1,532)	(670)	(3,861)
Natural gas	2,419	1,810	6,882	4,667

Total oil and gas sales including cash settled derivatives	$33,188	$19,036	$118,091	68,031

Production during the period:
Oil (Bbls)	176,529	177,049	694,452	691,574
Natural gas (Mcf)	3,144,088	979,512	8,912,250	3,088,598
Natural gas liquids (Bbls)	53,273	8,615	190,150	25,559

Total (Mcfe)[1]	4,522,900	2,093,496	14,219,862	7,391,396

Production – average per day:
Oil (Bbls)	1,919	1,924	1,903	1,895
Natural gas (Mcf)	34,175	10,647	24,417	8,462
Natural gas liquids (Bbls)	579	94	521	70

Total (Mcfe)[1]	49,162	22,755	38,959	20,250

Average price per unit:
Realized crude oil price per Bbl – as reported	$90.45	$81.59	$91.46	$76.03
Realized impact from cash settled derivatives per Bbl	(0.13)	(8.65)	(0.96)	(5.58)

Net realized price per Bbl	$90.32	$72.94	$90.50	$70.45

Realized natural gas price per Mcf – as reported	$3.80	$4.03	$4.28	$4.46
Realized impact from cash settled derivatives per Mcf	0.77	1.85	0.77	1.51

Net realized price per Mcf	$4.57	$5.88	$5.05	$5.97

Realized natural gas liquids price per Bbl – as reported	$54.10	$42.48	$53.66	$33.60
Realized impact from cash settled derivatives per Bbl	—	—	—	—

Net realized price per Bbl	$54.10	$42.48	$53.66	$33.60

LOE/Mcfe[1]	$2.00	$3.09	$2.33	$3.34

[1]	Natural gas is converted at the rate of one Mcf to one Mcfe. Oil and natural gas liquids are converted at a rate of one Bbl to six Mcfe

REX ENERGY CORPORATION

OIL AND GAS DERIVATIVES – CURRENT HEDGING POSITIONa

	2012	2013
Oil Derivatives (Bbl)
Volume	550,000 Bbls	540,000 Bbls
Ceiling	$111.08	$112.56
Floor	$68.39	$72.44
Natural Gas Derivatives (Mcf)
Swap Contracts
Volume	4,020,000 Mcf	4,770,000 Mcf
Price	$4.26	$3.92
Swaption Contracts
Volume	550,000 Mcf	—
Price	$5.25	—
Collar Contracts
Volume	2,750,000 Mcf	3,360,000 Mcf
Ceiling	$5.89	$5.68
Floor	$4.70	$4.77
Put Contracts
Volume	—	660,000 Mcf
Floor	$—	$5.00
Collar Contracts with Short Puts
Volume	2,420,000 Mcf	1,920,000 Mcf
Ceiling	$5.13	$5.08
Floor	$4.48	$4.38
Short Put	$3.66	$3.53

[a]	Hedging position as of February 21, 2012. For more information on hedging position and percentage of production hedged, please see current corporate presentation

The following table has been added to provide clarification on the components of Gain on Derivatives, net under Other Income (Expense) on the Consolidated Statements of Operations for each of the periods presented (in thousands):

	Quarter Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Realized Gains (Losses) from Financial Derivatives:
Crude Oil Derivatives	$(23)	$(1,532)	$(670)	$(3,861)
Natural Gas Derivatives	2,419	1,810	6,882	4,667
Interest Rate Derivatives	—	(123)	—	(711)

Total Realized Gains from Financial Derivatives	$2,396	$155	$6,212	$95

Unrealized Gains (Losses) from Financial Derivatives:
Crude Oil Derivatives	$(5,636)	$(2,528)	$362	$2,963
Natural Gas Derivatives	9,368	(1,784)	12,342	2,286
Interest Rate Derivatives	—	172	—	711

Total Unrealized Gains (Losses) from Financial Derivatives	$3,732	$(4,140)	$12,704	$5,960

Gain (Loss) on Derivatives, net	$6,128	$(3,985)	$18,916	$6,055

Non-GAAP Financial Measures

EBITDAX

“EBITDAX” means, for any defined period, the sum of net income for the period plus the following expenses, charges or income, in each case, to the extent deducted from or added to net income in the period: interest, income taxes, depreciation, depletion, amortization, accretion, unrealized losses from financial derivatives, exploration expenses, and other similar non-cash charges, minus all non-cash income (without limitation) income from unrealized financial derivatives, added to net income. EBITDAX is used as a financial measure by Rex Energy’s management team and by other users of its financial statements, such as the company’s commercial bank lenders, to analyze such things as:

•	Rex Energy’s operating performance and return on capital in comparison to those of other companies in its industry, without regard to financial or capital structure;

•	The financial performance of the company’s assets and valuation of the entity, without regard to financing methods, capital structure or historical cost basis;

•	Rex Energy’s ability to generate cash sufficient to pay interest costs, support its indebtedness and make cash distributions to its stockholders; and

•	The viability of acquisitions and capital expenditure projects and the overall rates or return on alternative investment opportunities

EBITDAX is not a calculation based on GAAP financial measures and should not be considered as an alternative to net income (loss) in measuring the company’s performance, nor used as an exclusive measure of cash flow, because it does not consider the impact of working capital growth, capital expenditures, debt principal reductions, and other sources and uses of cash, which are disclosed in the company’s statements of cash flows.

Rex Energy has reported EBITDAX because it is a financial measure used by its existing commercial lenders, and because this measure is commonly reported and widely used by investors as an indicator of a company’s operating performance and ability to incur and service debt. You should carefully consider the specific items included in the company’s computations of EBITDAX. While Rex Energy has disclosed its EBITDAX to permit a more complete comparative analysis of its operating performance and debt servicing ability relative to other companies, you are cautioned that EBITDAX as reported by the company may not be comparable in all instances to EBITDAX as reported by other companies. EBITDAX amounts may not by fully available for management’s discretionary use, due to requirements to conserve funds for capital expenditures, debt service and other commitments.

Rex Energy believes that EBITDAX assists its lenders and investors in comparing a company’s performance on a consistent basis without regard to certain expenses, which can vary significantly depending upon accounting methods. Because the company may borrow money to finance its operations, interest expense is a necessary element of its costs and ability to generate cash available for distribution. Because Rex Energy uses capital assets, depreciation and amortization are also necessary elements of its costs. Additionally, the company is required to pay federal and state taxes, which are necessary elements of its costs. Therefore, any measures that exclude these elements have material limitations.

Rex Energy believes it is important to consider both net income (loss) determined under GAAP and EBITDAX to evaluate its performance.

The following table presents a reconciliation of the company’s net income (loss) from continuing operations to its EBITDAX from continuing operations for each of the periods presented ($ in thousands):

	Quarter Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Net Income (Loss) From Continuing Operations	$1,149	$(5,113)	$18,081	$7,805
Add Back Depletion, Depreciation, Amortization & Accretion	8,720	6,595	28,361	21,806
Add Back (Less) Non-Cash Compensation Expense (Income)	306	(256)	1,601	907
Add Back Interest Expense	986	309	2,019	1,070
Add Back Impairment Expense	11,703	5,295	14,631	8,863
Add Back Exploration Expense	304	152	2,507	2,578
Less Interest Income	—	(11)	(10)	(68)
Add Back Realized Gain on Interest Rate Derivatives	—	123	—	711
Add Back (Less) Loss (Gain) on Disposal of Assets	38	98	502	(16,395)
Add Back (Less) Unrealized Loss (Gain) from Financial Derivatives	(3,732)	4,140	(12,704)	(5,960)
Add Back (Less) Noncontrolling Interest Share of Net Loss (Income)	(7)	45	7	253
Add Back (Less) Equity Method EBITDAX	308	2	1,259	(85)
Add Back (Less) Income Tax Expense (Benefit)	62	(3,086)	8,270	5,500

EBITDAX From Continuing Operations	$19,837	$8,293	$64,524	$26,985
Net Loss From Discontinued Operations	(4,263)	(1447)	(33,457)	(2,022)
Add Back Depletion, Depreciation, Amortization & Accretion	8	—	85	1
Add Back Non-Cash Compensation Expense	(21)	3	24	7
Add Back Interest Expense	—	—	1	—
Add Back Impairment Expense	1,921	—	13,176	—

Add Back Exploration Expense	2,250	2,118	33,812	2,664
Less Income Tax Benefit	(229)	(873)	(15,302)	(1,440)

EBITDAX From Discontinued Operations	(334)	(199)	(1,661)	(790)

EBITDAX	19,503	8,094	62,863	26,195

Earnings Comparable with Analyst Estimates

“Earnings Comparable with Analyst Estimates” means, for any period, the sum of net income for the period plus the following expenses, charges or income, in each case, to the extent deducted from or added to net income in the period: unrealized losses from financial derivatives, non-cash compensation expense, dry hole expenses and impairment, minus all gains from unrealized financial derivatives and deferred income tax benefits, added to net income. Earnings Comparable with Analyst Estimates is used as a financial measure by Rex Energy’s management team and by other users of its financial statements, to analyze its financial performance without regard to non-cash deferred taxes and non-cash unrealized losses or gains from oil and gas derivatives. Earnings Comparable with Analyst Estimates is not a calculation based on GAAP financial measures and should not be considered as an alternative to net income (loss) in measuring the company’s performance.

Rex Energy has reported Earnings Comparable with Analyst Estimates because it believes that this measure is commonly reported and widely used by investors as an indicator of a company’s operating performance. You should carefully consider the specific items included in the company’s computation of this measure. You are cautioned that Earnings Comparable with Analyst Estimates as reported by Rex Energy may not be comparable in all instances to that reported by other companies.

Rex Energy believes it is important to consider both net income determined under GAAP and Earnings Comparable with Analyst Estimates.

The following table presents a reconciliation of Rex Energy’s net income (loss) from continuing operations to its Earnings Comparable with Analyst Estimates for each of the periods presented ($ in thousands):

	Quarter Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Income (Loss) From Continuing Operations Before Income Taxes, as reported	$1,211	$(8,199)	$26,351	$13,305
Add Back (Less) Unrealized Loss (Gain) from Financial Derivatives	(3,732)	4,140	(12,704)	(5,960)
Add Back Impairment of Unproved Properties	11,703	5,295	14,631	8,863
Add Back Dry Hole Expense	—	1	—	3
Add Back (Less) Non-Cash Compensation Expense (Income)	306	(256)	1,601	907
Add Back (Less) Loss (Gain) on Disposal of Assets	38	98	502	(16,395)
Add Back (Less) Loss (Income) Attributable to Noncontrolling Interests	(7)	45	7	253

Income (Loss) From Continuing Operations Before Income Taxes, adjusted	$9,519	$1,124	$30,388	$976
Less Income Taxes, adjusted [a]	(485)	(423)	(9,537)	(403)

Net Income From Continuing Operations Comparable to Analyst Estimates	$9,034	$701	$20,851	$573

Basic Net Income Comparable to Analyst Estimates per Share	$0.21	$0.02	$0.47	$0.01
Basic – Weighted average shares of common stock outstanding	44,026	43,447	43,930	43,558

[a]	Income tax adjustment represents the effect of our effective tax rate on Income (Loss) Before Income Taxes, adjusted